Exhibit 10.1

AMENDMENT NO. 2 TO REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 2 TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of March 15, 2017, by and between GOLDEN ALLIANCE MANAGEMENT, LLC, a Georgia limited liability company (“Seller”), and REVEN HOUSING REIT, INC., a Maryland corporation (“Buyer”).

RECITALS:

WHEREAS, Seller and Buyer entered into that certain Real Estate Purchase and Sale Agreement December 7, 2016, as amended on February 17, 2017 (the “Contract”), pursuant to which Seller agreed to sell to Buyer certain real property consisting of 50 single family homes, including townhomes, in the State of Georgia, as more particularly described in the Contract, together with all of the improvements and structures located thereon, any heating and ventilating systems and other fixtures located therein or thereon, and all rights, interests, benefits, privileges, easements and appurtenances to the land and the Improvements, if any (collectively, the “Premises”); and

WHEREAS, Seller and Buyer desire to further amend the Contract in certain respects, all as more particularly described herein below.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in the Contract, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, Seller and Buyer hereby agree as follows:

1.       Section 6(c) of the Contract is deleted in its entirety and replaced with the following:

“(c) Covenants of Seller. Except as provided in subparagraph (3) below, Seller covenants and agrees that during the period from the date of this Agreement through and including the Closing Date:

(1)               Seller will timely pay and perform its obligations under the Leases and any contracts to be assumed by Buyer pursuant hereto.

(2)               All tenant repair requests, including move-in punch-list items have been fixed properly or will be fixed properly and paid for before the close of escrow.

(3)               Delivery of 8-06 Financials. From the date of this Agreement and until December 31, 2017, Seller agrees to prepare for delivery to Buyer, unaudited income statements, along with accompanying notes, with respect to the Property for the twelve months ended December 31, 2016 (the “Income Statement”). The Income Statement shall be (a) in accordance with the books and records of Seller, (b) present fairly in all material respects the results of operations of the Property for the periods therein specified, (c) prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and Rule 8-06 of Regulation S-X (17 C.F.R. Part 210), and (d) otherwise acceptable to Buyer in its reasonable discretion. Upon request from Buyer, Seller shall also provide to Buyer, any schedules or supporting documentation that Buyer may reasonably request that relate to the transactions included or to be included in the Income Statement. Upon request from Buyer, Seller agrees to cooperate with Buyer, and provide all assistance and access to the books and records of Seller, as required for the audit of the Income Statement. The audit of the Income Statement shall be at Buyer’s expense and shall be conducted by an independent accounting firm registered with the Public Company Accounting Oversight Board retained by Buyer. Upon request from Buyer, Seller shall provide the items listed in Exhibit H attached hereto and incorporated herein, to the extent in Seller’s possession or control.”

2.       All capitalized terms found in the Contract shall have the same meaning when used in this Amendment. This Amendment may be executed by facsimile or electronic signatures, which for all purposes shall be deemed to constitute originals. In addition, this Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

3.       Except as amended hereby, all terms and provisions of the Contract are and remain in full force and effect as therein written and are reinstated, ratified, and/or confirmed if and to the extent required to affirm the continuing validity of the Contract.

4.       In the event of a conflict between the terms of this Amendment and those of the Contract, the terms of this Amendment shall govern and control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

SELLER

GOLDEN ALLIANCE MANAGEMENT, LLC,
a Georgia limited liability company

By:	/s/ Mohammad Yaqoob
Mohammad Yaqoob,
Managing Member

BUYER

REVEN HOUSING REIT, INC.,
a Maryland corporation

By:	/s/ Thad Meyer
Thad Meyer,
Chief Financial Officer